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                              CONSENT OF COUNSEL


               Counsellors Intermediate Maturity Government Fund, Inc.

          We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 8 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-22817, Investment Company Act File No. 811-5600) of Counsellors Intermediate Maturity Government Fund, Inc. (the "Fund") under the caption "Auditors and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                         /s/ Willkie Farr & Gallagher
                                        _______________________________
                                           Willkie Farr & Gallagher





New York, New York
January 12, 1996